Exhibit 23(e)
                             UNDERWRITING AGREEMENT

      THIS AGREEMENT is made as of August 26, 2005, by and between WY Funds (the "Fund"), and Citco Mutual Fund Distributors, Inc., a Delaware corporation ("Underwriter").

      WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund is authorized by its Declaration of Trust and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios"), and

      WHEREAS, the Fund has authorized the issuance of shares of beneficial interest ("Shares") in the Portfolios which are identified on Exhibit A attached hereto, which Exhibit A may be amended from time to time by mutual agreement of the Fund and Underwriter, and;

      WHEREAS, the Fund has taken all necessary steps to appoint Underwriter as the Fund's principal underwriter pursuant to Section 15 of the 1940 Act and the Fund's organizational documents;

      WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc., (the "NASD"); and

      NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. Appointment. The Fund hereby appoints Underwriter as exclusive agent for the distribution of Shares of the Portfolios listed in Exhibit A hereto that are covered by the Fund's Registration Statement and Prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and Underwriter hereby accepts such appointment under the terms of this Agreement.

      Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares of any Portfolio whenever, in its sole discretion, it deems such action to be desirable.

      The Fund hereby represents that all necessary action has been taken to assign selling agreements executed by the former distributor to the Underwriter. All advertising and sales literature related to the Fund shall be filed with the Underwriter for review prior to use with sufficient time to permit the Underwriter to review the material and file with the National Securities Dealers Association, Inc. if necessary. The Fund and Underwriter shall mutually agree upon reasonable turnaround times for such review.

2.    Sale and Repurchase of Shares.


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      (a)   Underwriter, as agent for the Fund, will sell Shares to the public against orders therefore at the public offering price, all such sales to comply with the provisions of the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      (b) Underwriter will also have the right to take, as agent for the Fund, all actions, which, in Underwriter's judgment, are reasonably necessary and proper to carry into effect the distribution of the Shares.

      (c) The net asset value of the Shares of each Portfolio (or Class of Shares of a Portfolio) shall be determined in the manner provided in the Fund's then current Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Portfolio (or each Class of Shares of a Portfolio) shall be calculated by the Fund or by another entity on behalf of the Fund. Underwriter shall have no duty to inquire into nor shall it have any liability for the accuracy of the net asset value per share as calculated.

            On every sale of Shares, the Fund shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

      (d) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

      (e) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the 1940 Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

      (f) Underwriter, as agent of the Fund and for the account of the Portfolio(s), may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Fund's then current Registration Statement. At the end of each business day, the Underwriter shall notify the Fund and the Fund's transfer agent of the number of Shares redeemed for each Portfolio, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice and acceptance by the Fund, the Fund shall pay the Underwriter the net asset value of the redeemed shares in cash or in the form of a credit against monies due the Fund from the Underwriter as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent, shareholder and dealer requests for redemption of Shares in the Portfolio(s).

3. Sales of Shares by the Fund. The Fund reserves the right to issue or sell Shares of the Portfolio(s) directly to the public at any time.

4. Basis of Sale of Shares. Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Fund, undertakes to sell Shares of the Portfolio(s) on a best effort basis only against orders therefore.


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5.    Compliance with NASD and Government Rules.

      (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells Shares of the Portfolio(s).

      (b) The Fund agrees to furnish to the Underwriter sufficient copies of any agreements, plans or other materials it intends to use in connection with sales of Shares in adequate time for the Underwriter to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

      (c) Underwriter, at its own expense, will qualify as dealer, broker, or otherwise, under all applicable State or federal laws in order that Shares may be sold in such States as may be mutually agreed upon by the parties, except for expenses described in Section 7 hereto, which will be paid by the Fund or the Adviser to the Fund, as appropriate.

      (d) Underwriter shall not make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Fund's then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the Fund's then effective prospectus and statement of additional information and any such printed supplemental information will be supplied to Underwriter in reasonable quantities upon request.

6. Records to be Supplied by Fund. The Fund shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of Shares of the Portfolio(s).


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

7.    Expenses to be Borne by Fund. The Fund will bear the following expenses:

      (a) preparation, setting in type, and printing of sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

      (b) preparation, printing and distribution of reports and other communications to shareholders;

      (c)   registration of the Shares under the federal securities law;

      (d) qualification of the Shares for sale in the jurisdictions designated by Fund and Underwriter;

      (e)   maintaining facilities for the issue and transfer of the Shares;

      (f) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

      (g) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefore.

8.    Indemnification.

      (a) The Fund agrees to indemnify, defend and hold the Underwriter, its officers, and Directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Underwriter, its officers, Directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon (i) any untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in the Registration Statement, (ii) any untrue statement of a material fact contained in a Fund advertisement or sales literature or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in such advertisement or sales literature or (iii) any action taken or omitted by the Fund or its former distributor/underwriter prior to the date of this Agreement. The Fund's agreement to indemnify the Underwriter, its officers, and Directors, and any person who controls the Underwriter shall not be deemed to cover any liability to the Fund or its shareholders to which the Underwriter would otherwise be subject by reason of the Underwriter's willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under this Agreement. The Underwriter agrees to comply with all of the applicable terms and provisions of the 1934 Act.


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      (b)   The Underwriter agrees to indemnify, defend, and hold the Fund, its officers, Trustees, employees, shareholders and agents, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its Trustees, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon any untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

      (c) If a claim is made against any party to this Agreement as to which that party may seek indemnity under this paragraph 8 from the other party, the party seeking indemnification shall notify the other party within ten (10) days after receipt of any written assertion of such claim threatening to institute an action or proceeding or service of summons or other legal process. Failure to notify a party of a claim for indemnification will relieve the party from whom indemnification is sought from any liability which it may have on account of the indemnity provisions set forth under this paragraph 8 unless the party seeking indemnification can demonstrate to the reasonable satisfaction of the other party that such party has not been prejudiced in any material respect by such failure to so notify.

            The parties to this Agreement will cooperate in the control of the defense of any action, suit or proceeding in which a party is involved and for which indemnity is being provided by the other party. Any party from whom indemnification is sought may negotiate the settlement of any action, suit or proceeding subject to the other party's approval, which approval will not be unreasonably withheld. The party seeking indemnification reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by a party to whom indemnification is being provided in connection with, or as a result of such participation, will be borne solely by the indemnified party unless:

            1) the party seeking indemnification has received an opinion of counsel from counsel to either party stating that the use of common counsel would present an impermissible conflict of interest;

            2) the defendants in, or targets of, any such action or proceeding include both CMFS and the Trust, and legal counsel to either party has reasonably concluded that there are legal defenses available to a party which are different from or additional to those available to the other party or which may be adverse to or inconsistent with defenses available to a party; or

            3) the party from whom indemnification is sought authorizes the other party to employ separate counsel at the expense of the indemnifying party.

            4) The terms of this paragraph 8 will survive the termination of this Agreement.


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9.    Advances of Expenses. The Fund shall advance attorney's fees or other expenses incurred by an Indemnitee in defending a proceeding only to the extent permitted by 1933 Act and the 1940 Act.

10. Termination and Amendment of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Fund or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and in either case (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Fund or Underwriter may terminate this Agreement at any time on at least sixty (60) days' prior written notice delivered or mailed by registered mail, postage prepaid, to the other party.

11. Effective Period of This Agreement. Unless terminated automatically as set forth in Section 10 of this Agreement, this Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two years from that date, and shall remain in full force and effect from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Fund or by vote of a majority of the outstanding Shares, and in either case (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

12. Limitation of Fund's Liability. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the property of the applicable Portfolio (and no other Portfolio), as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the applicable Portfolio (and no other Portfolio) as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust is on file with the Secretary of the State of Ohio.

13. Successor Investment Company. Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of a reorganization, recapitalization or change of domicile.

14. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall remain in full force and effect.

15.   Questions of Interpretation.

      (a) This Agreement shall be governed by the laws of the State of Pennsylvania.

      (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and its interpretation thereof, if any, by the United States courts; or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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16.   Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Fund is 3434 Colwell Avenue, Suite 100, Tampa, Florida 33614, Attn: Mr. Mitch York, and of the Underwriter shall be 83 General Warren Boulevard, Malvern, PA 19355, Attn: President.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

19. Force Majeure. If Underwriter shall be delayed in the performance of its services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, legal action, or present or future law, governmental order, rule or regulation, , such delay or non-performance shall be excused and a reasonable time, subject to restrictions and requirements of performance as may be established by federal or state law.

20. Compensation. The Fund shall cause the services to be provided by Underwriter under this Agreement to be paid for in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule B may be amended from time to time by agreement of the parties.

      If this Agreement becomes effective subsequent to the first day of a year or terminates before the last day of a year, Underwriter's compensation for that part of the year in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Underwriter's compensation for the preceding year shall be made promptly.

21. Customer Information. Underwriter and the Fund acknowledge and agree that they may receive from each other information, or access to information, about customers or consumers generally, including, but not limited to , non-public personal information (collectively "Customer Information"). All information, including Customer Information obtained pursuant to this Agreement, shall be considered confidential information. Neither party shall disclose such confidential information to any other person or entity or use such confidential information except as necessary to carry out the purposes of this Agreement or under an exception in Rules 14 and 15 of Regulation S-P (17 C.F.R. 248.1 - 248.30) in the ordinary course of carrying out the purposes of this Agreement.


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      IN WITNESS WHEREOF, the Fund and Underwriter have each caused this
Agreement to be signed on its behalf, all as of the day and year first above written.

ATTEST:                             WY FUNDS


/s/ M. Brent Wertz                  By: /s/Mitchell York
-------------------------------        -------------------------------
                                       Name:  Mitchell York
                                       Title: President

ATTEST                              CITCO MUTUAL FUND DISTRIBUTORS, INC.


                                    By: /s/ Paul L. Giorgio
-------------------------------        -------------------------------
                                        Name:  Paul L. Giorgio
                                        Title: Chief Financial Officer/FINOP


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                             UNDERWRITING AGREEMENT

                                    EXHIBIT A

      The following Portfolios and share classes thereof are hereby made subject to the Underwriting Agreement dated as of August 26, 2005, with Citco Mutual Fund Distributors, Inc. ("Underwriter") and WY Funds (the "Fund"), and each agree to be bound by all the terms and conditions contained in said Agreement:

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PORTFOLIOS                                                         Class A         Class B        No-Load

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
The Core Fund                                                                                     X
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

                             UNDERWRITING AGREEMENT

                                    EXHIBIT B

      The following fees are hereby made subject to the Underwriting Agreement dated as of August 26, 2005, with Citco Mutual Fund Distributors, Inc. ("Underwriter") and WY Funds (the "Fund"), and each agrees to be bound by all the terms and conditions contained in said Agreement:

Underwriter will charge a flat fee of $3,000 per year for underwriting services provided for Portfolios of the Fund that offer No-Load Shares only. The fund will cause the advisor to make this payment to the underwriter. The payment is not an expense of the fund. Underwriter will receive the underwriting concessions set forth in the Fund's current prospectus and/or statement of additional information as full compensation for underwriting services provided for Portfolios of the Fund that offer Share Classes that charge sales loads.


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